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LOAN AGREEMENT

This Loan Agreement ("Loan Agreement" or "Agreement") is made and entered as of the 30th day of September 2019 ("Effective Date") , between Hugo Ochoa, with address 5301 NW 74th Avenue, Miami, FL 33166 (the "Lender"), and TOWER ONE WIRELESS CORP., a British Columbia (Canada) company (The "Borrower" or the "Company") with address in 600 - 535 Howe Street, Vancouver, BC V6C 2Z4, Canada.

RECITALS

A. Borrower operates a Build to Suit telecommunications tower business with operations in Colombia, Mexico, and Argentina;

B. Lender has, prior to the date of this Loan Agreement, advanced to Borrower certain funds as further detailed in this Loan Agreement (specifically, Exhibit "A");

C. Exhibit A represents all monies loaned/advanced by Lender to Borrower through the Effective Date;

D. Lender and Borrower wish to recognize and consolidate all such prior advances into one Loan Agreement and ancillary Promissory Note; and

E. Based on Recitals A - D above, Borrower has requested, and Lender has agreed to, document a loan to Borrower in the amount as reflected on Exhibit "A".

NOW THEREFORE, in consideration of the foregoing, the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party to the other, the Parties each intend to be legally bound hereby, covenant and agree as follows:

ARTICLE 1
DEFINITIONS

1.1 Certain Defined Terms. As used in this Agreement, the following terms have the followingmeanings, which apply to both the singular and plural forms:

"Applicable Interest Period" means with respect to any loan, the period commencing on the date such advance was made and ending at the interest payment date. If an Applicable Interest Period would otherwise end on a day that is not a Business Day, such Applicable Interest Period shall end on the next succeeding Business Day. No Applicable Interest Period may end later than the expiration of the term of the Loan.

"Loan" means the amount of money Lender has loaned Borrower under this Agreement, as reflected in Exhibit A.

"Interest Rate" means for each advance hereunder, the applicable interest rate as defined in Section 3.3 if this Agreement.

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"Business Day" means a day on which banks are open for business in British Columbia.

"Note" means the Promissory Note executed by Borrower on even date with this Loan Agreement as an ancillary and accompanying agreement to the Loan Agreement. The Note is incorporated into and made part of this Loan Agreement.

1.2 Accounting Terms. Except as otherwise provided herein, accounting terms not specifically defined shall be construed, and all accounting procedures shall be performed, in accordance with generally accepted accounting principles consistently applied.

ARTICLE 2
THE LOAN

2.1 Loan Amount; Documentation of Loan. On the date of this Loan Agreement, the principal amount of the Loan shall be in US Dollars as reflected on Exhibit "A" annexed hereto and made a part hereof and evidenced by the Note. The Borrower is authorized to record on Exhibit A the date and amount of each additional installment made by the Lender and the date and amount of each payment or prepayment by the Borrower of principal thereof. Each such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) each Loan made by the Lender.

2.2 Recourse. Lender shall have full recourse against the Borrower under this Loan Agreement.

2.3 Loan Documents. The Loan shall be evidenced by the following documents, which shall be in form and substance satisfactory to Lender and its counsel:

(i) This Loan Agreement;

(ii) The Note, incorporated into, and made part of this Loan Agreement.

ARTICLE 3

TERM, INTEREST, PAYMENTS and WARRANTS

3.1 Initial Term. The initial term (the "Initial Term") of the Loan shall be of 182 days and shall commence on the date of this Agreement and expire on March 30, 2020, unless extended pursuant to section 3.2 below (the "Loan Maturity Date"). On the Loan Maturity Date all outstanding principal and accrued interest shall be paid in full.

3.2 Extended Term. Provided the Lender has not exercised its right to demand payment, and Borrower is in full compliance with the terms and conditions of the Loan Documents and no Event of Default then exists, Borrower may elect to extend the term of the Loan for additional 180 days periods each (separately "Extended Term"; collectively the "Extended Terms"). Borrower shall give Lender written notice of its election not to extend the term of the Loan not later than 90 days prior to the expiration of the Initial Term (or the then existing Extended Term, as applicable). The Initial Term or the then existing Extended Term will be extended unless the Lender gives Borrower the written notice of its election not to extend the term of the Loan.

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3.3 Interest Rate. Interest shall accrue on the outstanding principal balance of the Loan at a per annum interest rate ("Interest Rate") equal to twelve per cent (12%). Interest shall be calculated on the basis of a 365 day per year and the actual number of days elapsed in each Applicable Interest Period.

3.4 Default Interest Rate. Should an Event of Default occur and not cured by the Borrower per the terms of this Loan Agreement, the interest rate on the outstanding principal balance of the Loan shall increase to four percent (4%) per annum above the interest rate or rates applicable to the Loan. In no event shall the Default Interest Rate be greater than the maximum interest rate permitted by then applicable law.

3.5 Interest Payments. For the Initial Term, interest shall accrue and will be due and payable on March 20, 2020. Interest on the outstanding principal balance of the Loan shall be paid monthly in arrears in US Dollars on or before the first day of a calendar month after the Initial Term and on the first day of each month thereafter at the Applicable Interest Rate. Interest shall be calculated on advances made from the date of each advance. If Borrower does not pay interest as set forth herein, Lender, at its own option and in addition to all other rights and remedies it may have, may: (a) charge interest on said interest at the Default Interest Rate; or (b) add said interest to the principal balance where it will become a part thereof, and bear interest at the Interest Rate.

3.6 Prepayment. Borrower may prepay all or portions of the outstanding principal balance of the Loan upon prior written notice to the Lender.

3.7 Mandatory Prepayment. Borrower shall prepay all or portions of the outstanding balance of the Loan with the proceeds from the sale or disposition of all or part of the assets of the Borrower in Argentina. Lender will have priority over the Company for twenty five percent (25%) of the funds and proceeds received from such transaction. Lender understands that this prepayment shall be instrumented with available funds that will be allocated to the Lender after Tower One fulfills the obligations associated with the sale or disposition of all or part of the assets in Argentina.

3.8 Warrants. In consideration for the Lender's capitalization of accrued and unpaid interest and late payment fees and the extension of the advances until the Maturity Date, as described in Exhibit A of this Agreement, the Borrower will issue to Lender an aggregate of 1,505,193 warrants to purchase 1,505,193 Common Shares at a price of CAD 0.09 (Nine cents Canadian Dollars) until September 30, 2024 (the "Warrants") as described in Exhibit B of this Agreement. The holder of the Warrants shall be prohibited from exercising any Warrants if the aggregate number of securities of Tower One owned, directly or indirectly, by the holder and or any affiliates of the holder, collectively, as a result of such exercise would exceed 10% of the issued and outstanding securities of Tower One calculated on the date of exercise of the Warrants.

ARTICLE 4

USE OF LOAN PROCEEDS

The proceeds of this Loan shall be used exclusively for the purposes of conducting the existing Build to Suit tower construction business, to include, but not limited to working capital; administrative and operational expenses; capital expenditures; accounts payable; salaries; inventory; equipment; and daily operations. Borrower warrants and represents that the use of the Loan proceeds as set forth herein is for business and commercial purposes only and that no Loan proceeds will be used for personal, family or household purposes.

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ARTICLE 5
INSPECTIONS

5.1 Books and Records. Lender shall have the right, at all reasonable times, and upon five business days' advance written notice to Borrower to examine the books, records, accounting data, and other documents of Borrower pertaining to the business of the Borrower.

5.2 No Duty. The foregoing shall not be construed as imposing on Lender a duty to supervise the work of construction of the towers in progress or Borrower's books, and any such supervision or inspection by Lender is for the sole purpose of preserving Lender's rights hereunder.

ARTICLE 6
AFFIRMATIVE COVENANTS

As a material inducement to Lender to make the Loan to Borrower, and until payment in full of the Loan and performance of all other obligations of Borrower under the Loan Agreement and Note, Borrower agrees to do all of the following unless Lender shall otherwise consent in writing:

6.1 Compliance with Applicable Laws; Maintenance of Permits. Comply with and provide evidence of compliance with all applicable provincial, local and national laws, procedures, acts, codes, and regulations applicable to the Borrower's business.

6.2 Compliance with Documents. Perform and comply with all the terms and conditions of this Loan Agreement and the Note and not allow a default to occur thereunder.

6.3 Books and Records. Keep and maintain complete and accurate books of account, in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Borrower.

6.4 Notification to Lender. Promptly after learning thereof, notify Lender of: (a) the details of any action, proceeding, investigation or claim against or affecting the Borrower instituted before any court, arbitrator or governmental authority or, to the Borrower's knowledge threatened to be instituted; (b) any dispute between Borrower and any governmental authority involving the business; (c) any labor controversy which has resulted in or, to the Borrower's knowledge, threatens to result in a strike or disruption which would affect the business; (d) the occurrence of any Event of Default or other event which, whether under the terms of this Loan Agreement would constitute an Event of Default; and

6.5 Corporate Existence. Preserve and maintain its corporate existence, rights, franchises, and privileges in the jurisdiction of its formation.

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ARTICLE 7
NEGATIVE COVENANT

Until payment in full of the Loan and the performance of all other obligations of Borrower under the Loan, and in addition to all other covenants and agreement of Borrower contained herein, Borrower agrees that unless Lender shall otherwise consent in writing Borrower shall not liquidate.

ARTICLE 8
REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that:

8.1 Validity of Agreement. The Loan and the execution, delivery and performance of the Loan Agreement and Note have been duly authorized by all necessary action, and when executed and delivered by Borrower will constitute the valid and binding agreements of Borrower, enforceable in accordance with their terms.

8.2 Existing Defaults. Borrower is not in material default in the performance or observance of any material obligation, agreement, or contract to which Borrower is a party.

8.3 No Default in Other Agreements. The execution and delivery and performance of this Loan Agreement and Note will not result in the creation of a lien on any of its property and will not conflict with, result in a breach of contract, agreement or instrument to which it is a party or by which it or any of its properties may be bound, or result in the violation by it of any law, order, rule, or regulation of any court or governmental agency or body having jurisdiction over it.

8.4 No Consents. No consent, approval, authorization, or other acknowledgment of any court or governmental agency or body is required for the consummation by Borrower of any of the transactions contemplated by this Agreement.

8.5 Litigation. There is no litigation at law or in equity and no proceedings before any commission or other administrative authority pending or to its knowledge threatened against or affecting Borrower, except as disclosed to and approved in writing by Lender.

8.6 Financial Statements. Any and all balance sheets, statements of income or loss, reconciliation of surplus, and financial data of any other kind furnished to Lender by or on behalf of Borrower are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fully and accurately present the financial condition of the subjects thereof as of the dates thereof and no material adverse change has occurred in the financial condition reflected therein since the dates of the most recent thereof.

8.7 Taxes. The Borrower has filed all tax returns and reports required of it, has paid all taxes which are due and payable, and has provided adequate reserves for payment of any tax whose payment is being contested; the charges, accruals and reserves on the books of the Borrower in respect of taxes for all fiscal periods to date are accurate; and there are no questions or disputes between the Borrower and any governmental authority with respect to any taxes except as otherwise previously disclosed to the Lender in writing.

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ARTICLE 9

NATURE OF REPRESENTATIONS AND WARRANTIES

The representations and warranties made by Borrower herein and otherwise in connection with the Loan are and shall remain true and correct in all material respects, omit no materials facts, and shall survive so long as any of Borrower's obligations under the Loan Documents have not been satisfied and/or the Loan or any part thereof shall remain outstanding, and for any applicable statute of limitations period thereafter. Each request by Borrower for a disbursement shall constitute an affirmation that the representations and warranties remain true and correct as of the date thereof. All representations and warranties made by Lender in this Loan Agreement shall be deemed to have been relied upon by Lender.

ARTICLE 10
EVENTS OF DEFAULT

An "Event of Default" or "Default" wherever used herein means any one of the following events whatever the reason for such Event of Default and whether it shall be voluntary or involuntary, effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

10.1 Payment Default. Failure to make any payment as required by the Note and this Loan Agreement within ten business days of the date due.

10.2 Petition for Bankruptcy; Insolvency. Any petition in bankruptcy being filed by or against Borrower or any proceedings in bankruptcy, insolvency or under any other laws relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of Borrower, either through reorganization, composition, extension or otherwise, and which, in the case of any involuntary proceedings shall be acquiesced to by Borrower or shall continue for a period of 60 days undismissed, undischarged or unbonded.

10.3 Dissolution. The dissolution or termination of business of Borrower;

10.4 Receivership. The appointment of a receiver of any property of Borrower which shall not be vacated or removed within 90 days after appointment.

ARTICLE 11
REMEDIES

11.1 General. Following the occurrence of one or more Events of Default, and the passage of the applicable cure period, Lender at its option, may (a) declare, in writing, all indebtedness evidenced by the Note due and payable, including principal, interest and any applicable default penalty/fee due under this Loan Agreement; and (b) pursue and enforce, either successively or concurrently, all rights and remedies set forth in the Loan Agreement and the Note and such other rights and remedies as Lender may have.

11.2 Curing of Defaults; Collection.

(i) Payment Default Collection: Upon the occurrence of an uncured Payment Default described in Section 10.1 above, Borrower will have ten calendar (10) days to pay all indebtedness evidenced by the Note, including principal, interest and any applicable default penalty/fee due under this Loan Agreement before Lender institutes collection procedures.

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(ii) Non-Payment Default Collection: Upon the occurrence of an uncured Non-Payment Default described in Section 10.2 - 10.3 above, Borrower will have sixty (60) days to pay all indebtedness evidenced by the Note, including principal, interest and any applicable default penalty/fee due under this Loan Agreement before Lender institutes collection procedures.

ARTICLE 12
GENERAL PROVISIONS

12.1 Disclaimer of Liability. Lender has no liability or obligation in connection with the business of the Borrower except to the Loan Agreement provisions as agreed under the terms of the Loan Agreement and Note.

12.2 Notices. All notices given under this Loan Agreement and Note must be in writing and sent by registered or certified US mail or nationally recognized overnight delivery service, and addressed as follows:

To Borrower:
Attention:	Santiago F. Rossi, CFO
Address:	600 - 535 Howe Street Vancouver, BC V6C 2Z4 Canada
Email:	s.rossi@toweronewireless.com

To Lender:
Attention:	Hugo Ochoa
Address:	5301 NW 74th Avenue Miami, FL 33166
Email:	hugo.ochoa@sapcorp.net

12.3 Successors and Assigns. The terms of this Agreement will bind and benefit the heirs, legal representatives, successors and assigns of the parties, provided that Borrower may not assign this Agreement or any Loan proceeds, or assign or delegate any of its rights or obligations hereunder, without the prior written consent of Lender, which may be withheld in Lender's reasonable discretion. Similarly, Lender may not assign this Loan Agreement and Note or assign or delegate any of its rights or obligations hereunder, without the prior written consent of Borrower, which may be withheld in Borrower's reasonable discretion.

12.4 Attorneys' Fees. If any lawsuit is commenced to enforce any of the terms and provisions of this Agreement, the prevailing party will have the right to recover its reasonable attorneys' fees and costs of suit from the other party.

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12.5 Severability. The invalidity or unenforceability of any one or more of the provisions of this Agreement will in no way effect any other provision, except that if a condition to disbursement is held to be illegal or invalid, Lender will not be required to make the disbursement which was the subject of that condition.

12.6 Amendments. This Agreement may not be modified or amended except by written agreement signed by the parties.

12.7 Entire Agreement Regarding the Loan; Prior Loan Agreements. This Loan Agreement and the Note are the entire and complete agreement of Borrower and Lender regarding the Loan. All prior agreements, discussions and negotiations regarding the Loan have been, and are, merged and integrated into, consolidated, and superseded by this Loan Agreement and the Note. Lender has, and shall have, no claims for monies or other consideration owed by Borrower to Lender through the Effective Date outside of, or separate from, the Loan described in this this Loan Agreement.

12.8 No Third-Party Rights. This Agreement is made entirely for the benefit of Borrower, the Lender and its successors in interest. No third person shall have any rights hereunder.

12.9 Incorporation of Recitals. The "WHEREAS" recitals above are true and correct, and are made part of, and incorporated into, this Agreement.

12.10 Time of Essence. Time is hereby expressly made of the essence of this Agreement.

12.11 Waiver Limits. Any failure or delay by a party in exercising any right under this Note, any single or partial exercise of any right under this Loan Agreement or any partial reaction or absence of reaction by a party in the event of a violation by the other party of one or more provisions of this Loan Agreement, shall not operate or be interpreted as a waiver (either express or implied, in whole or in part) of that party's rights under this Loan Agreement or under the said provision(s), nor shall it preclude any further exercise of any such rights. Any waiver of a right must be express and in writing. If there has been an express written waiver of a right following a specific failure by a party, this waiver cannot be invoked by the other party in favor of a new failure, similar to the prior one, or in favor of any other kind of failure.

12.12 Execution in Counterparts. This Agreement may be signed and exchanged electronically, and in counterparts, which together will be the original Agreement.

12.13 WAIVER OF JURY TRIAL. TO THE EXTENT PERMIITED BY GOVERNING LAW, LENDER AND HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT ANY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS LOAN AGREEMENT AND ANY AGREEMENT TO BE CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT.

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12.14 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of British Columbia, Canada, with the exception of any conflicts of law principles to the contrary. Venue for any disputes under this Note shall be in the Provincial Court of British Columbia. The parties waive any objection which it may now or hereafter have to the laying of venue in any such action or proceeding in such forum.

Dated as of the day and year first written above.

LENDER: Hugo Ochoa

By:	"Hugo Ochoa"
Hugo Ochoa.

Date:	September 30, 2019

BORROWER: TOWER ONE WIRELESS, CORP.

By:	"Brian Gusko"	By:	"Santiago Rossi"
	Brian Gusko, Director.		Santiago F. Rossi, CFO

Date:	September 30, 2019	Date:	September 30, 2019

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EXHIBIT A
Loan Grid

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EXHIBIT B
Warrants Detail